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                                                                    EXHIBIT 99.1

                  FOR IMMEDIATE RELEASE

Contact:          Vincent C. Klinges
                  Chief Financial Officer
                  American Software, Inc.
                  (404) 264-5477

       AMERICAN SOFTWARE SELLS AMQUEST TO INFOCROSSING FOR $20 MILLION IN CASH

   Focuses American Software on core Business of Enterprise Software Products and Services and Significantly Strengthens an Already Strong Balance Sheet

ATLANTA, GA (February 6, 2002) - American Software, Inc. (NASDAQ: AMSWA) announced today the sale of the Company's wholly owned outsourcing subsidiary, AmQUEST Inc. to Infocrossing, Inc. (NASDAQ: IFOX) in an all cash transaction for $20 million. Proceeds of the sale will be used for general corporate purposes and possibly for acquisitions and repurchase of company stock.

"The sale of AmQUEST allows American Software to increase its focus on its primary business of selling and supporting enterprise software. Additionally this will strengthen our Company's already strong balance sheet," said James C. Edenfield, President and CEO of American Software, "This transaction also provides AmQUEST's customers additional resources and synergies from one of the premier providers of IT outsourcing solutions, Infocrossing."

AmQUEST and Infocrossing provide similar information technology services such as mainframe and open systems outsourcing, business continuity services, and systems and network management. Both companies also serve similar customers - large to mid-sized enterprises across a broad range of industries including financial services, security, publishing, healthcare, telecommunications and manufacturing.

Roger Barrios, President of AmQUEST, commented, "We are very excited about joining Infocrossing. The increased financial and operational strength created through our combined companies will translate directly into benefits for our customers."

American Software invites you to listen to the conference call that will be broadcast live over the internet on Thursday, February 7 at 9:00am ET with James
C. Edenfield/President and CEO of American Software. Simply log on to http://www.amsoftware.com and click on the AmQuest announcement. If you are
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unable to participate during the live webcast, the call will be archived on the web site. There will also be a Command Performance of the conference call that will be available within one hour after the conference ends. This recording will be available until February 14 midnight ET. You can access the call by dialing
(402) 220-0860.

                                     -more-

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About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offering of integrated business applications, including enterprise-wide, supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. Intelliprise(TM) is a total ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies, full global capability and integrated data marts. American Software holds 85% ownership in Logility Inc., (NASDAQ: LGTY), a leading supplier of collaborative value chain planning solutions via the Internet.

About Infocrossing, Inc. (http://www.infocrossing.com)
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Infocrossing, Inc. is a premier provider of a full range of IT outsourcing services, including mainframe and open system outsourcing, remote systems and network management, business process outsourcing, and IT infrastructure consulting. With more than 17 years of experience managing large, mission-critical IT systems, Infocrossing assures the optimal performance, security, reliability and scalability of customers' mainframes, distributed servers and networks, irrespective of where the systems components are located.

Forward Looking Statements

It should be noted that this press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the continued viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues, as well as a number of other risk factors which could affect the future performance of the Company. For further information about risks the Company could experience as well as other information please refer to the Company's Form 10-K for the year ended April 30, 2001 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax
(404) 264-5394.

For more information, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305 (800) 726-2946. (404) 261-4381. FAX: (404) 264-5206 INTERNET:
www.amsoftware.com or E-mail: ask@amsoftware.com
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